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                                                                    EXHIBIT 22




                               STOKELY USA, INC.

                                    LIST OF

                           WHOLLY-OWNED SUBSIDIARIES




1.       Oconomowoc Canning Company, Inc., a Wisconsin corporation.

2.       Ocono International, Ltd., a Virgin Islands corporation.

3.       D&K Frozen Foods, Inc., a Washington corporation.

4.       Stokely Mexicana S.A. DE C.V.,  a  Mexican corporation.

5.       Stokely U.K. Limited, an English corporation.